Exhibit 99

News Release

Date: October 23, 2003	Phone Number: 805/473-6803
Contact: James G. Stathos	NASDAQ Symbol: MDST
Title: Executive Vice President and Chief Financial Officer	Web site: www.midstatebank.com

Mid-State Bancshares Reports Strong Earnings Increase of 26.6%

ARROYO GRANDE, CA — Mid-State Bancshares (the Company) [Nasdaq: MDST], the holding company for Mid-State Bank & Trust (the Bank), reported net income of $9.0 million for the three months ended September 30, 2003, a 26.6% increase over third quarter 2002 earnings of $7.1 million.  Diluted earnings per share were $0.37 in the third quarter of 2003 compared to $0.29 in the like 2002 period.  For the nine months year-to-date, net income was up 17.2% to $24.8 million in 2003 from $21.1 million in 2002, representing diluted earnings per share of $1.01 and $0.85, respectively.

President and Chief Executive Officer James W. Lokey said, “We are pleased with the Company’s results.  We believe the economy may be showing its first signs of recovery and this can only be of further benefit to Mid-State’s earnings.”

“We again experienced strong results from our mortgage banking operation,” said Lokey.  “The gain on sale from mortgage loans held for sale totaled $3.0 million in the first nine months of 2003 compared to $0.4 million in the 2002 period.  Similarly, the gain on sale was $1.0 million in the third quarter of 2003, up from $0.2 million in 2002.”  Also contributing to the improvement in earnings in 2003 was a one-time-only gain on the sale of bank property totaling $273,000 (pre-tax) in July.

Total assets of the Company were up 8.2% to $2.086 billion from $1.928 billion at September 30, 2003.  This growth was fueled by an increase in deposits of 9.5% to $1.795 billion, up from $1.639 billion one year earlier.  The growth in deposits was centered in core deposits.  While time deposits decreased to $392.4 million from $405.2 million one year earlier, all other categories of demand, NOW, money market and savings increased to $1.402 billion from $1.234 billion one year earlier.  In an ongoing effort to improve earnings, the

Company continues to focus its attention on attracting lower cost core deposits while trying to remain competitive in retaining time deposits.  Loan activity over the last year has been slow with the loan portfolio down slightly to $1.091 billion at June 30, 2003, compared to one year earlier.  Consequently, the growth in deposits has funded a $130.6 million increase in investments and Fed Funds sold along with a $38.3 million increase in the total of mortgage loans available for sale.

The Company continued its stock repurchase program, repurchasing a total of 207,541 and 625,830 shares, respectively, for the three month and nine month periods ending September 30, 2003.  In the comparable 2002 periods, the amount of stock repurchased totaled 215,120 and 315,058.  Management estimates that the effect of the stock repurchase program in 2003 has been to increase earnings per share by approximately one cent per share in the third quarter compared to what it would have been had no program been in place this year.  In other matters concerning capital, the dividend declared during the third quarter of 2003 was increased to $0.13 per share up from $0.10 per share one year earlier.

Non-performing asset levels totaled $15.8 million compared to $10.7 million one year earlier.  The level of non-performing assets as a percent of total assets was 0.8% compared to the 0.6% level of one year ago.  The level of non-performing assets is centered primarily in two lending relationships secured by real estate (total $13.3 million).  Management has established specific reserves that would offset potential losses, if any, arising from less than full recovery of the loans from the supporting collateral.  One property has now been foreclosed upon, residing on the Consolidated Statement of Financial Position under “Other Real Estate Owned” (total $3.3 million).  The ratio of the Company’s allowances for losses to non-performing loans was 149% compared to 178% one year earlier.  On a quarterly basis, management performs an analysis of the adequacy of the allowance for loan losses.  The results of this analysis for the quarter ended September 30, 2003 determined that the allowance was adequate to cover losses inherent in the portfolio.

Mid-State Bancshares is a $2.1 billion holding company for Mid-State Bank & Trust, an independent, community bank serving California’s San Luis Obispo, Santa Barbara, and Ventura Counties.  Since opening its doors in 1961, the Bank has grown to 39 offices serving almost 100,000 households.

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act.  All of the statements contained in the Press Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company’s strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company’s beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company’s beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses and (iv) the Company’s beliefs and expectations concerning future operating results.  Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  All subsequent written and oral forward-looking statements by or attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this qualification.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Please See Pertinent Financial Data Attached.

Consolidated Financial Data  -  Mid-State Bancshares

(Unaudited)	Quarter Ended		Year-to-Date
(In thousands)	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002

Interest Income (not taxable equivalent)	$26,643	$27,164	$78,715	$82,225
Interest Expense	2,157	4,021	7,559	12,978
Net Interest Income	24,486	23,143	71,156	69,247
Provision for Loan Losses	—	—	260	600
Net Interest Income after provision for loan losses	24,486	23,143	70,896	68,647
Non-interest income	7,838	5,794	22,236	17,522
Non-interest expense	18,589	17,886	54,990	53,104
Income before income taxes	13,735	11,051	38,142	33,065
Provision for income taxes	4,760	3,965	13,364	11,925
Net Income	$8,975	$7,086	$24,778	$21,140

	Quarter Ended		Year-to-Date
(In thousands, except per share data)	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
Per share:
Net Income - basic	$0.39	$0.30	$1.06	$0.88
Net Income - diluted	$0.37	$0.29	$1.01	$0.85
Weighted average shares used in Basic E.P.S. calculation	23,287	23,924	23,441	24,026
Weighted average shares used in Diluted E.P.S. calculation	24,350	24,815	24,487	24,860
Cash dividends	$0.13	$0.10	$0.37	$0.30
Book value at period-end			$11.25	$10.57
Tangible book value at period end			$9.43	$8.79
Ending Shares			23,191	23,839

Financial Ratios
Return on assets	1.72%	1.47%	1.65%	1.51%
Return on tangible assets	1.76%	1.50%	1.69%	1.54%
Return on equity	13.61%	11.31%	12.77%	11.69%
Return on tangible equity	16.22%	13.63%	15.25%	14.18%
Net interest margin (not taxable equivalent)	5.14%	5.28%	5.23%	5.43%
Net interest margin (taxable equivalent yield)	5.53%	5.61%	5.63%	5.74%
Net loan losses to avg. loans	0.38%	0.62%	0.09%	0.25%
Efficiency ratio	57.5%	61.8%	58.9%	61.2%

Period Averages
Total Assets	$2,069,078	$1,914,466	$2,002,806	$1,877,434
Total Tangible Assets	2,026,932	1,872,173	1,960,666	1,834,976
Total Loans (includes loans held for sale)	1,140,493	1,081,936	1,129,684	1,112,715
Total Earning Assets	1,889,499	1,739,554	1,818,879	1,705,685
Total Deposits	1,787,933	1,641,953	1,724,251	1,610,677
Common Equity	261,692	248,608	259,408	241,725
Common Tangible Equity	219,546	206,315	217,268	199,267

Balance Sheet - At Period-End
Cash and due from banks			$109,469	$110,454
Investments and Fed Funds Sold			767,741	637,124
Loans held for sale			42,075	3,760
Loans, net of deferred fees, before allowance for loan losses			1,091,113	1,106,184
Allowance for Loan Losses			(16,871)	(17,465)
Goodwill and other intangibles			42,217	42,254
Other assets			50,405	45,711
Total Assets			$2,086,149	$1,928,022

Non-interest bearing deposits			$436,565	$391,350
Interest bearing deposits			1,358,227	1,247,987
Other borrowings			7,907	11,573
Allowance for losses - unfunded commitments			1,862	1,687
Other liabilities			20,767	23,515
Shareholders’ equity			260,821	251,910
Total Liabilities and Shareholders’ equity			$2,086,149	$1,928,022

Asset Quality & Capital - At Period-End
Non-accrual loans			$12,562	$10,729
Loans past due 90 days or more			—	4
Other real estate owned			3,279	—
Total non performing assets			$15,841	$10,733

Allowance for losses to loans, gross (1)			1.7%	1.7%
Non-accrual loans to total loans, gross			1.2%	1.0%
Non performing assets to total assets			0.8%	0.6%
Allowance for losses to non performing loans (1)			149.1%	178.4%

Equity to average assets (leverage ratio)			10.2%	10.5%
Tier One capital to risk-adjusted assets			14.7%	14.5%
Total capital to risk-adjusted assets			16.0%	15.7%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments

Consolidated Financial Data  -  Mid-State Bancshares

(Unaudited)	Quarter Ended
(In thousands)	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002

Interest Income (not taxable equivalent)	$26,643	$26,207	$25,865	$27,107	$27,164
Interest Expense	2,157	2,568	2,834	3,404	4,021
Net Interest Income	24,486	23,639	23,031	23,703	23,143
Provision for Loan Losses	—	150	110	—	—
Net Interest Income after provision for loan losses	24,486	23,489	22,921	23,703	23,143
Non-interest income	7,838	7,484	6,914	6,419	5,794
Non-interest expense	18,589	18,026	18,375	17,441	17,886
Income before income taxes	13,735	12,947	11,460	12,681	11,051
Provision for income taxes	4,760	4,587	4,017	3,966	3,965
Net Income	$8,975	$8,360	$7,443	$8,715	$7,086

	Quarter Ended			Quarter Ended
(In thousands, except per share data)	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003	Dec. 31, 2002	Sept. 30, 2002
Per share:
Net Income - basic	$0.39	$0.36	$0.32	$0.37	$0.30
Net Income - diluted	$0.37	$0.34	$0.30	$0.35	$0.29
Weighted average shares used in Basic E.P.S. calculation	23,287	23,442	23,598	23,773	23,924
Weighted average shares used in Diluted E.P.S. calculation	24,350	24,477	24,638	24,769	24,815
Cash dividends	$0.13	$0.13	$0.11	$0.11	$0.10
Book value at period-end	$11.25	$11.22	$10.89	$10.72	$10.57
Tangible book value at period end	$9.43	$9.41	$9.09	$8.94	$8.79
Ending Shares	23,191	23,384	23,488	23,697	23,839

Financial Ratios
Return on assets	1.72%	1.68%	1.55%	1.79%	1.47%
Return on tangible assets	1.76%	1.72%	1.58%	1.83%	1.50%
Return on equity	13.61%	12.82%	11.84%	13.72%	11.31%
Return on tangible equity	16.22%	15.29%	14.18%	16.48%	13.63%
Net interest margin (not taxable equivalent)	5.14%	5.26%	5.29%	5.36%	5.28%
Net interest margin (taxable equivalent yield)	5.53%	5.67%	5.69%	5.73%	5.61%
Net loan (recoveries) losses to avg. loans	0.38%	(0.08% )	(0.03% )	0.61%	0.62%
Efficiency ratio	57.5%	57.9%	61.4%	57.9%	62.3%

Period Averages
Total Assets	$2,069,078	$1,990,671	$1,947,332	$1,935,767	$1,914,466
Total Tangible Assets	2,026,932	1,948,523	1,905,206	1,893,659	1,872,173
Total Loans (includes loans held for sale)	1,140,493	1,132,369	1,115,920	1,098,947	1,081,936
Total Earning Assets	1,889,499	1,801,275	1,764,490	1,755,655	1,739,554
Total Deposits	1,787,933	1,711,342	1,672,208	1,661,588	1,641,953
Common Equity	261,692	261,509	254,950	251,922	248,608
Common Tangible Equity	219,546	219,361	212,824	209,814	206,315

Balance Sheet - At Period-End
Cash and due from banks	$109,469	$124,176	$113,257	$128,036	$110,454
Investments and Fed Funds Sold	767,741	680,320	669,990	625,483	637,124
Loans held for sale	42,075	49,875	26,794	22,560	3,760
Loans, net of deferred fees, before allowance for loan losses	1,091,113	1,102,210	1,095,355	1,087,551	1,106,184
Allowance for Loan Losses	(16,871)	(17,963)	(17,576)	(17,370)	(17,465)
Goodwill and other intangibles	42,217	42,292	42,289	42,264	42,254
Other assets	50,405	43,344	47,772	46,216	45,711
Total Assets	$2,086,149	$2,024,254	$1,977,881	$1,934,740	$1,928,022

Non-interest bearing deposits	436,565	$422,732	$397,622	$390,212	$391,350
Interest bearing deposits	1,358,227	1,317,402	1,304,525	1,262,735	1,247,987
Other borrowings	7,907	6,354	2,382	10,973	11,574
Allowance for losses - unfunded commitments	1,862	1,812	1,811	1,771	1,687
Other liabilities	20,767	13,594	15,777	14,914	23,514
Shareholders’ equity	260,821	262,360	255,764	254,135	251,910
Total Liabilities and Shareholders’ equity	$2,086,149	$2,024,254	$1,977,881	$1,934,740	$1,928,022

Asset Quality & Capital - At Period-End
Non-accrual loans	$12,562	$16,436	$16,799	$16,748	$10,729
Loans past due 90 days or more	—	1	—	—	4
Other real estate owned	3,279	—	—	—	—
Total non performing assets	$15,841	$16,437	$16,799	$16,748	$10,733

Allowance for losses to loans, gross (1)	1.7%	1.8%	1.8%	1.8%	1.7%
Non-accrual loans to total loans, gross	1.2%	1.5%	1.5%	1.5%	1.0%
Non performing assets to total assets	0.8%	0.8%	0.8%	0.9%	0.6%
Allowance for losses to non performing loans (1)	149.1%	120.3%	115.4%	114.3%	178.4%

Equity to average assets (leverage ratio)	10.2%	10.5%	10.6%	10.6%	10.5%
Tier One capital to risk-adjusted assets	14.7%	14.6%	14.6%	14.7%	14.5%
Total capital to risk-adjusted assets	16.0%	15.8%	15.9%	16.0%	15.7%

(1) Includes allowance for loan losses and allowance for losses - unfunded commitments